Exhibit 2.1
AMENDMENT NO. 2
TO THE
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
MS RESORT HOLDINGS LLC,
MS RESORT ACQUISITION LLC,
MS RESORT PURCHASER LLC,
ASHFORD SAPPHIRE ACQUISITION LLC
AND
CNL HOTELS & RESORTS, INC.
DATED AS OF APRIL 4, 2007

          THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER, dated as of April 4, 2007 (this “Amendment”), is entered into by and among MS Resort Holdings LLC, a Delaware limited liability company (“Parent”), MS Resort Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Sub”), MS Resort Purchaser LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Missouri”), Ashford Sapphire Acquisition LLC, a Delaware limited liability company (“Arizona”), and CNL Hotels & Resorts, Inc., a Maryland corporation (the “Company”). Parent, Sub, Missouri and Arizona are hereinafter collectively referred to as the “Buyer Parties”.
W I T N E S S E T H:
          WHEREAS, the Buyer Parties and the Company entered into that certain Agreement and Plan of Merger, dated as of January 18, 2007, as amended on February 21, 2007, by and among the Buyer Parties and the Company (the “Merger Agreement”); and
          WHEREAS, the Buyer Parties and the Company desire to amend the Merger Agreement as provided in this Amendment.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	Amendment to Section 1.1 of the Merger Agreement.

(a)	The definition of “Per Share Merger Consideration” set forth in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
““Per Share Merger Consideration” means (i) $20.50 minus (ii) $12.55.”
(b)	The definition of “Special Dividend Amount” is hereby amended and restated in its entirety to read as follows:
““Special Dividend Amount” shall mean the product of (x) $12.55 multiplied by (y) the aggregate number of Company Common Shares outstanding at the close of business on the Final Condition Satisfaction Date.”
2.	Amendment to Section 12.3 of the Merger Agreement. The second sentence of Section 12.3 of the Merger Agreement is hereby amended and restated in its entirety as follows:
“The amount of the Special Dividend per Company Common Share shall be $12.55.”
3.	Post-Closing Intentions. Parent represents and warrants to the Company that it currently expects that the amount of ordinary income, within the meaning of the Code,

recognized by the Company from the period beginning on the Closing Date and ending on December 31, 2007 will not exceed $100,000,000.

4.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

5.	References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment and all references in the Company Letter to “the Agreement” and “the Merger Agreement” shall refer to the Merger Agreement as amended by this Amendment.

6.	Construction. Except as expressly provided in this Amendment, all references in the Merger Agreement and the Company Letter to “the date hereof” and “the date of this Agreement” shall refer to January 18, 2007.

7.	Other Miscellaneous Terms. The provisions of Article XI (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

8.	No Further Amendment. Except as expressly amended hereby, the Merger Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, Parent, Sub, Missouri, Arizona and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

MS RESORT HOLDINGS LLC
By:	/s/ Michael Quinn
	Name:	Michael Quinn
	Title:	Vice President

MS RESORT ACQUISITION LLC
By:	MS Resort Holdings LLC, its Managing Member

By:	/s/ Michael Quinn
	Name:	Michael Quinn
	Title:	Vice President

MS RESORT PURCHASER LLC
By:	MS Resort Holdings LLC, its Managing Member

By:	/s/ Michael Quinn
	Name:	Michael Quinn
	Title:	Vice President

ASHFORD SAPPHIRE ACQUISITION LLC
By:	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Vice President

CNL HOTELS & RESORTS, INC.
By:	/s/ Greerson G. McMullen
	Name:	Greerson G. McMullen
	Title:	Executive Vice President

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